Exhibit 99.6

HAGGAR CORP.

EMPLOYEE CONFIDENTIAL INFORMATION AND INVENTION ASSIGNMENT AGREEMENT

As a condition of my employment with Haggar Corp., a Nevada corporation, its subsidiaries, affiliates, successors or assigns (collectively, the “Company”), and in consideration of (a) consideration that I receive as a result of that certain merger between the Company, Texas Clothing Holding Corp., a Delaware corporation, and Nevada Clothing Acquisition Corp., a Nevada corporation, (the “Merger”), (b) my receipt of confidential information upon execution of this Agreement, and (c) my receipt of the compensation now and hereafter paid to me by Company, and as a condition to the closing of the Merger, I, Frank D. Bracken, agree to the following terms and conditions of this Employee Confidential Information and Invention Assignment Agreement (the “Agreement”) which shall be effective as of the Effective Time set forth in the Agreement and Plan of Merger among Texas Clothing Holding Corp., Nevada Clothing Acquisition Corp. and the Company, (the “Merger Agreement”).  I acknowledge and agree that this Agreement is ancillary to the Merger Agreement and that my entering into this Agreement is a material inducement for Texas Clothing Holding Corp. and Nevada Clothing Acquisition Corp. to enter into the Merger Agreement and consummate the Merger.  I acknowledge that I am a substantial shareholder of the Company, and am one of its key employees.  I and the Company agree and understand that this Agreement is effective only upon the Effective Time if the Merger is consummated and that it will have no effect if the Merger is not consummated.

1.             Confidential Information.  Immediately upon execution of this Agreement, the Company agrees to provide me with certain Confidential Information (as such term is defined in my Executive Employment Agreement with the Company, dated as of July 24, 2001 (the “Executive Employment Agreement”), regardless of whether or not I am employed by the Company at such time (“Initial Disclosure”).  Following the Initial Disclosure of Confidential Information, the Company may make available to me additional Confidential Information that will enable me to optimize the performance of my duties to the Company.  Except for the Initial Disclosure, I agree that the Company will have no obligation to make available to me any of its Confidential Information after the termination of my employment.

2.             Conflicting Employment.  I agree that, during the term of my employment with the Company, I will not engage in any other employment, occupation or consulting related to the sale, marketing, advertising or promotion of any goods or services of a kind provided by the Company now or during the period of my employment, including in the Business, nor will I engage in any other activities that conflict with my obligations to the Company; provided that my ownership of less than 5% of the outstanding voting shares of any publicly held company which otherwise would be prohibited under this Section 2 shall not constitute competition with the Company.  For purposes of this Agreement, the Business shall consist of the manufacture or sale of any items included in the collections of fashion apparel brands, including but not limited to (a) any men’s and women’s apparel products, sold anywhere via any medium (including at wholesale, retail stores, mail order catalogs, and internet websites), such as pants (slacks), shorts, suits, suit separates, formal wear, woven shirts, knit shirts, denim products, blouses, dresses, skirts, gowns, sweaters, neck wear, socks, stockings, underwear, lingerie, hats, caps, scarves, gloves, mittens, leather jackets and coats, outerwear jackets, such as shell, rain and insulated jackets and coats, top coats, skiwear, warm-up suits, and fleece wear; (b) footwear, such as leather shoes and boots, athletic shoes, sandals; and (c) accessory products, such as belts, wallets, handbags, luggage, watches, jewelry, eyewear, fragrances.

3.             Covenant Not to Compete.  As an ancillary covenant to the terms and conditions set forth elsewhere in this Agreement, as well as the Merger Agreement, and in consideration of the mutual promises set forth in this Agreement and other good and valuable consideration received and to be received, including without limitation, access to Confidential Information as described above and consideration I receive per the Merger Agreement, I covenant and agree with the Company that I will not (without the prior written consent of the Company) at any time during the term of this Agreement and during the Applicable Period, either individually or in partnership or in conjunction with any Person (as such term is defined in the Executive Employment Agreement) or Persons, as principal, agent, shareholder, guarantor, creditor, employee, or consultant, carry on any business of, or be engaged in, consult or advise, lend money to, guarantee the debts or obligations of, or permit my name or any part thereof to be used as an endorsement by, any Person engaged in any business within the United States or the provinces of Canada in which Haggar carries on business (the “Territory”) which competes with the Company in the Business.  I acknowledge that the relevant market for the Business is the United States and Canada.

(a)           For purposes of this Section 3, the “Applicable Period” shall mean a period commencing upon termination of employment and continuing for one (1) year following termination of my employment for any reason, whether with or without cause, at the option either of the Company or myself, with or without notice.

(b)           I acknowledge that my fulfillment of the obligations contained in this Agreement, including, but not limited to, my obligation neither to use, except for the benefit of the Company, or to disclose the Company’s Confidential Information and my obligation not to compete contained in this Section 3 is necessary to protect the Company’s Confidential Information and to preserve the Company’s value and goodwill.  I further acknowledge that my promise to fulfill the obligations contained in this Agreement were a material inducement for Texas Clothing Holding Corp. and Nevada Clothing Acquisition Corp. to enter into the Merger Agreement. I further acknowledge the time, geographic and scope limitations of my obligations under this Section 3 are reasonable, especially in light of the Company’s desire to protect its Confidential Information, and that I will not be precluded from gainful employment if I am obligated not to compete with the Company during the period and within the Territory as described above.

(c)           The covenants contained in this Section 3 shall be construed as a series of separate covenants, one for each city, county and state of any geographic area in the Territory.  Except for geographic coverage, each such separate covenant shall be deemed identical in terms to the covenant contained in this Section 3.  If, in any judicial proceeding, a court refuses to enforce any of such separate covenants (or any part thereof), then such unenforceable covenant (or such part) shall be eliminated from this Agreement to the extent necessary to permit the remaining separate covenants (or portions thereof) to be enforced.  In the event the provisions of this Section 3 are deemed to exceed the time, geographic or scope limitations permitted by applicable law, then such provisions shall be reformed to the maximum time, geographic or scope limitations, as the case may be, then permitted by such law.

(d)           Notwithstanding anything hereinabove to the contrary, (i) my ownership of less than 5% of the outstanding voting shares of any publicly held company which otherwise would be prohibited under this Section 3 shall not constitute competition with the Company and shall not be prohibited under this Section 3; and (ii) serving as a director of a publicly held company whose revenues from any business that competes with the Company in the Business are less than 2.5% of such company’s total revenues shall not constitute competition with the Company and shall not be prohibited under this Section 3.

4.             Further Assurances; No Conflict.  I agree to execute any proper oath or verify any proper document required to carry out the terms of this Agreement.  I represent that my performance of all the terms of this Agreement will not breach any agreement to keep in confidence proprietary information acquired by me in confidence or in trust prior to my employment by the Company.  I have not entered into, and I agree I will not enter into, any oral or written agreement in conflict herewith.

5.             Notification to New Employer.  In the event that I leave the employ of the Company, I hereby grant consent to notification by the Company to my new employer about my rights and obligations under this Agreement.

6.             Arbitration and Equitable Relief.

(a)           Arbitration.  Except as provided in subsection (b) below, I agree that any dispute, claim or controversy concerning my employment or the termination of my employment or any dispute, claim or controversy arising out of or relating to any interpretation, construction, performance or breach of this Agreement, shall be settled by arbitration pursuant to the terms of the Executive Employment Agreement.

(b)           Equitable Remedies.  I agree that it would be impossible or inadequate to measure and calculate the Company’s damages from my breach of Sections 2 and 3 of this Agreement.  Accordingly, I agree that if I breach any such Section, the Company will have available, in addition to any other right or remedy available, the right to obtain an injunction from a court of competent jurisdiction restraining such breach or threatened breach and to specific performance of any such provision of this Agreement.  I further agree that no bond or other security shall be required in obtaining such equitable relief and I hereby consent to the issuance of such injunction and to the ordering of specific performance.

7.             General Provisions.

(a)           Governing Law; Consent to Personal Jurisdiction.  THIS AGREEMENT WILL BE GOVERNED BY THE LAWS OF THE STATE OF TEXAS WITHOUT REGARD FOR CONFLICTS OF LAWS PRINCIPLES.  SUBJECT TO THE ARBITRATION PROVISION IN SECTION 6(a), I HEREBY EXPRESSLY CONSENT TO THE PERSONAL JURISDICTION OF THE STATE AND FEDERAL COURTS LOCATED IN TEXAS FOR ANY LAWSUIT FILED THERE AGAINST ME BY THE COMPANY CONCERNING MY EMPLOYMENT OR THE TERMINATION OF MY EMPLOYMENT OR ARISING FROM OR RELATING TO THIS AGREEMENT.

(b)           Entire Agreement.  This Agreement sets forth the entire agreement and understanding between the Company and me relating to the subject matter herein and supersedes all prior discussions or agreements between us relating to the subject matter contained herein, including, but not limited to, any representations made, whether written or oral, and any previously executed proprietary information agreements.  This Agreement specifically supersedes Section H of the Executive Employment Agreement, but the remainder of such Executive Employment Agreement remains in effect.  No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, will be effective unless in writing signed by the Chairman of the Company’s Board of Directors and me.  Any subsequent change or changes in my duties, salary or compensation will not affect the validity or scope of this Agreement.

(c)           Severability.  If one or more of the provisions in this Agreement are deemed void by law then the remaining provisions will continue in full force and effect.

(d)           Successors and Assigns.  This Agreement will be binding upon my heirs, executors, administrators and other legal representatives and will be for the benefit of the Company, its successors and its assigns.  The Company may assign this Agreement in its discretion, including all trademarks granted to the Company hereunder.

(e)           Construction.  The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent and no rules of strict construction will be applied against either party.

(f)            Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be enforceable, and all of which together shall constitute one agreement.

8.             I acknowledge and agree to each of the following items:

(a)           I am executing this Agreement voluntarily and without any duress or undue influence by the Company or anyone else; and

(b)           I have carefully read this Agreement.  I have asked any questions needed for me to understand the terms, consequences and binding effect of this Agreement and fully understand them; and

(c)           I sought the advice of an attorney of my choice if I wanted to before signing this Agreement.

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IN WITNESS WHEREOF, the parties have executed this Agreement on the day, month and year first set forth below, to be effective as of the Effective Time.

Date: August 31, 2005

Haggar Corp.		Frank D. Bracken

By:	/s/ J.M. Haggar, III	/s/ Frank D. Bracken
Signature

Its:	Chief Executive Officer